The Prudential Series Fund, Inc.
For the fiscal year ended 06/30/04
File number 811-40896

SUB-ITEM 77D
Policies With Respect to Security Investment


The Prudential Series Fund, Inc.
Supplement dated May 1, 2004 to
Prospectus dated May 1, 2004

__________________________________________________________



The indicated sections of the section entitled "Evaluating Performance" are hereby replaced with the following sections:

 Diversified Bond Portfolio

      A number of factors ? including risk ? can affect how the Portfolio performs. The bar chart and table below demonstrate the risk of investing in the Portfolio by showing how returns can change from year to year and by showing how the Portfolio?s average annual returns compare with a market index and a group of similar mutual funds. Past performance does not mean that the Portfolio will achieve similar results in the future.


Best Quarter
Worst Quarter
7.32% (2nd quarter of
1995)
-2.83% (1st quarter of
1994)



      * These annual returns do not include Contract charges.
If Contract charges were included, the annual returns would have been lower than those shown. See the accompanying Contract prospectus.

      Average Annual Returns* (as of 12/31/03)


1 YEAR
5 YEARS
10 YEARS
Class I shares
		7.49%
		6.04%
		6.64%
Lehman Brothers Aggregate Bond Index**
		4.10%
		6.62%
		6.95%
Lipper Variable Insurance Products (VIP) Corporate
Debt Funds BBB Average***
		7.78%
		6.17%
		6.60%

*
The Portfolio?s returns are after deduction of expenses and
do not include Contract charges.
**
The Lehman Brothers Aggregate Bond Index is comprised of more than 5,000 government and corporate bonds.
These returns do not include the effect of any investment
management expenses. These returns would have
been lower if they included the effect of these expenses.
Source: Lipper, Inc.
***
The Lipper Average is calculated by Lipper Analytical Services, Inc. and reflects the investment return of certain portfolios underlying variable life and annuity products.
The returns are net of investment fees
and fund expenses but not product charges. These returns would have been lower if they included the effect of product charges. .




Equity Portfolio

      A number of factors ? including risk ? can affect how the Portfolio performs. The bar chart and table below demonstrate the risk of investing in the Portfolio by showing how returns can change from year to year and by showing how the Portfolio?s average annual returns compare with a stock index and a group of similar mutual funds. Past performance does not mean that the Portfolio will achieve similar results in the future.


Best Quarter
Worst Quarter
16.81% (2nd quarter of
2003)
-17.48% (3rd quarter of
2002)


      * These annual returns do not include Contract charges.
If Contract charges were included, the annual returns would have been lower than those shown. See the accompanying Contract prospectus.

Average Annual Returns* (as of 12/31/03)


1 YEAR
5 YEARS
10 YEARS
SINCE CLASS
II INCEPTION
(5/3/99)
Class I shares
		31.65%
		1.08%
		8.68%
	          ?
Class II shares
		31.11%
		?
		?
		-1.86%
S&P 500 Index**
		28.67%
		-0.57%
		11.06%
        -2.44%
Russell 1000? Index***
		29.89%
		-0.13%
		11.00%
		-1.87%
Lipper Variable Insurance Products (VIP)
Large Cap Core Funds Average****
		26.43%
		-1.22%
		8.68%
        -2.88%

*
The Portfolio?s returns are after deduction of expenses and do not include Contract charges.
**
The Standard & Poor?s 500 Composite Stock Price Index
(S&P 500 Index) ? an unmanaged index of 500 stocks
of large U.S. companies ? gives a broad look at how stock
prices have performed. These returns do not
include the effect of any investment management expenses.
These returns would have been lower if they
included the effect of these expenses. Source: Lipper, Inc.
***
The Russell 1000? Index consists of the 1000 largest securities in the Russell 3000 Index. The Russell
3000 Index consists of the 3000 largest companies, as determined by market capitalization. These returns
do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. Source: Lipper, Inc.
****
The Lipper Average is calculated by Lipper Analytical Services, Inc. and reflects the investment return of certain portfolios underlying variable life and annuity products. The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of these charges.



Flexible Managed Portfolio

      A number of factors ? including risk ? can affect how the Portfolio performs. The bar chart and table below demonstrate the risk of investing in the Portfolio by showing how returns can change from year to year and by showing how the Portfolio?s average annual returns compare with a market index and a group of similar mutual funds. Past performance does not mean that the Portfolio will achieve similar results in the future.

Best Quarter
Worst Quarter
12.31% (2nd quarter of
2003)
-11.45% (3rd quarter of
2002)



      * These annual returns do not include Contract charges. If
Contract charges were included, the annual returns would have been lower than those shown. See the accompanying Contract prospectus.

Average Annual Returns* (as of 12/31/03)


1 YEAR
5 YEARS
10 YEARS
Class I shares
		23.76%
		1.59%
		6.75%
S&P 500 Index**
		28.67%
		-0.57%
		11.06%
Flexible Managed Custom Blended Index***
		18.53%
		2.52%
		9.62%
Lipper Variable Insurance Products (VIP) Flexible
Portfolio Funds Average****
		18.59%
		3.04%
		8.44%

*
The Portfolio?s returns are after deduction of expenses and do not include Contract charges.
**
The Standard & Poor?s 500 Composite Stock Price Index
(S&P 500 Index) ? an unmanaged index of 500 stocks
of large U.S. companies ? gives a broad look at how stock prices have performed. These returns do not include the effect of any investment management expenses. These returns would have been lower if they included the effect of these expenses. Source: Lipper, Inc.
***
The Flexible Managed Custom Blended Index consists of the
S&P 500 Index (60%), the Lehman Brothers
Aggregate Bond Index (35%) and the T-Bill 3-month Blend (5%).
The returns do not include the effect of
any investment management expenses. These returns would have been lower if they included the effect of these expenses. Source Prudential Investments LLC.
****
The Lipper Average is calculated by Lipper Analytical Services, Inc. and reflects the investment return of certain portfolios underlying variable life and annuity products. The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of these charges.



Global Portfolio

      A number of factors ? including risk ? can affect how the Portfolio performs. The bar chart and table below demonstrate the risk of investing in the Portfolio by showing how returns can change from year to year and by showing how the Portfolio?s average annual returns compare with a market index and a group of similar mutual funds. Past performance does not mean that the Portfolio will achieve similar results in the future.

Best Quarter
Worst Quarter
31.05% (4th quarter of
1999)
-21.45% (3rd quarter of
2001)


      * These annual returns do not include Contract charges.
If Contract charges were included, the annual returns would have been lower than those shown. See the accompanying Contract prospectus.

      Average Annual Returns* (as of 12/31/03)


1 YEAR
5 YEARS
10 YEARS
Class I shares
		34.07%
		0.18%
		5.94%
MSCI World Index**
		33.11%
		-0.77%
		7.14%
Lipper Variable Insurance Products (VIP) Global
Funds Average***
		33.65%
		3.33%
		7.50%

*
The Portfolio?s returns are after deduction of expenses and do not include Contract charges.
**
The Morgan Stanley Capital International World Index
(MSCI World Index) is a weighted index comprised of
approximately 1,500 companies listed on the stock exchanges
of the U.S.A., Europe, Canada, Australia, New
Zealand and the Far East. These returns do not include the
effect of any investment management expenses.
These returns would have been lower if they included the effect of these expenses. Source: Lipper, Inc.
***
The Lipper Average is calculated by Lipper Analytical Services, Inc. and reflects the investment return of certain portfolios underlying variable life and annuity products. The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of these charges.




High Yield Bond Portfolio

      A number of factors ? including risk ? can affect how the Portfolio performs. The bar chart and table below demonstrate the risk of investing in the Portfolio by showing how returns can change from year to year and by showing how the Portfolio?s average annual returns compare with a market index and a group of similar mutual funds. Past performance does not mean that the Portfolio will achieve similar results in the future.

Best Quarter
Worst Quarter
8.91% (2nd quarter of
2003)
-9.50% (3rd quarter of 1998)


      * These annual returns do not include Contract charges.
If Contract charges were included, the annual returns would have been lower than those shown. See the accompanying Contract prospectus.

Average Annual Returns* (as of 12/31/03)


1 YEAR
5 YEARS
10 YEARS
Class I shares
		25.04%
		4.01%
		5.59%
Lehman Brothers Corporate High Yield Bond Index**
		28.97%
		5.23%
		6.89%
Lipper Variable Insurance Products (VIP) High
Current Yield Funds Average***
		23.87%
		3.54%
		5.65%

*
The Portfolio?s returns are after deduction of expenses and do not include Contract charges.
**
The Lehman Brothers Corporate High Yield Bond Index is made up of over 700 non-investment grade bonds. The
index is an unmanaged index that includes the reinvestment of all interest but does not reflect the
payment of transaction costs and advisory fees associated with an investment in the Portfolio. These
returns would have been lower if they included the effect of these expenses. Source: Lipper, Inc.
***
The Lipper Average is calculated by Lipper Analytical Services, Inc. and reflects the investment return of certain portfolios underlying variable life and annuity products. The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of these charges.




Jennison Portfolio

      A number of factors ? including risk ? can affect how the Portfolio performs. The bar chart and table below demonstrate the risk of investing in the Portfolio by showing how returns can change from year to year and by showing how the Portfolio?s average annual returns compare with a stock index and a group of similar mutual funds. Past performance does not mean that the Portfolio will achieve similar results in the future.

Best Quarter
Worst Quarter
29.46% (4th quarter of
1998)
-19.83% (3rd quarter of
2001)


      * These annual returns do not include Contract charges.
If Contract charges were included, the annual returns would have been lower than those shown. See the accompanying Contract prospectus.

      Average Annual Returns* (as of 12/31/03)


1 YEAR
5 YEARS
SINCE CLASS
I INCEPTION
(4/25/95)
SINCE CLASS
II INCEPTION
(2/10/00)
Class I shares
		30.25%
		-2.89%
		9.76%
		?
Class II shares
		29.61%
		?
		?
		-13.65%
S&P 500 Index**
		28.67%
		-0.57%
		11.13%
		-4.20%
Russell 1000? Growth Index***
		29.75%
		-5.11%
		8.94%
		-12.00%
Lipper Variable Insurance Products (VIP)
Large Cap Growth Funds Average****
		28.37%
		-3.22%
		8.35%
		-10.81%

*
The Portfolio?s returns are after deduction of expenses and
do not include Contract charges.
**
The Standard & Poor?s 500 Composite Stock Price Index
(S&P 500 Index) ? an unmanaged index of 500 stocks
of large U.S. Companies ? gives a broad look at how stock
prices have performed. These returns do not
include the effect of any investment management expenses.
These returns would have been lower if they
included the effect of these expenses. The ?Since Inception?
return reflects the closest calendar month-
end return. Source: Lipper, Inc.
***
The Russell 1000? Growth Index consists of those securities
included in the Russell 1000 Index that have
a greater-than-average growth orientation. These returns do
not include the effect of any investment
management expenses. These returns would have been lower if
they included the effect of these expenses.
The ?Since Inception? return reflects the closest calendar
month-end return. Source: Lipper, Inc.
****
The Lipper Average is calculated by Lipper Analytical Services, Inc. and reflects the investment return of certain portfolios underlying variable life and annuity products. The returns are net of investment fees and fund expenses but not product charges. These returns would have been lower if they included the effect of these charges. The ?Since Inception? return reflects the closest calendar month-end return.